EXHIBIT 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu

CONTACT:	Thomas S. Wu
Chairman, President and Chief Executive Officer
(415) 315-2800
Jonathan H. Downing
Director of Corporate Development and Investor Relations
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jennifer Beugelmans
(415) 896-6820
Media Relations: Steve DiMattia
(646) 277-8706
For Immediate Release
UCBH HOLDINGS, INC. APPOINTS JAMES KWOK TO BOARD OF DIRECTORS
     SAN FRANCISCO, July 25, 2005 – UCBH Holdings, Inc. (Nasdaq: UCBH), the holding company of United Commercial Bank (UCB™), announced the appointment of Mr. James Kwok to the Board of Directors of the Company and the Bank.
     “We are very pleased to welcome Mr. Kwok to our board,” said Mr. Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “Mr. Kwok is a strong addition to the board due to his extensive and highly successful international trading experience, as a principal of International Sources. In addition to his extensive business network in San Francisco, Hong Kong, China, and Southeast Asia, he brings a wealth of experience and expertise to UCB which will be highly valuable as we continue to expand our international trade finance business across the Pacific Rim. We look forward to his contributions to our expanding franchise,” concluded Mr. Wu.
     Since 1986, Mr. Kwok has been the Executive Director of International Sources, with primary responsibilities in marketing, sourcing and financing activities. International Sources, based in San Francisco with offices in Hong Kong and Mexico City, is a premier global trading group managing the supply chain for high-volume and time-sensitive consumer goods. Garments make up a large part of International Sources’ business which also covers the sourcing of hard goods, such as toys, sporting and travel goods, footwear and promotional merchandise.
     Prior to his involvement in general trading, Mr. Kwok was the Vice President of Crocker National Bank, managing a commercial banking portfolio of its Hong Kong and Taiwan corporate clients. He holds a B.A. degree from Occidental College and an M.B.A. degree from the University of Pennsylvania’s Wharton School.

     About UCBH Holdings, Inc.
UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading California bank serving the ethnic Chinese community. The Bank has 46 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton and Greater Los Angeles, two branches in Greater New York, a branch in Hong Kong, and representative offices in Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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